UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) January 21, 2008

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 22, 2008, Tellabs, Inc. reported its results of operations for its fiscal fourth quarter ended December 28, 2007. A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), Tellabs, Inc. provides non-GAAP statements of income in the press release as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP and may be different from measures used by other companies. The non-GAAP statements of income eliminate certain items of expenses and losses from cost of revenue, operating expenses, other income and expenses, and income taxes. The Company’s management believes that this presentation enables investors to evaluate the current operational and financial performance of the Company’s business as an indicator of future operational and financial performance. The Company’s management uses these measures for reviewing its financial results and for business planning and performance. The Company’s management discloses this information externally along with a complete reconciliation of its comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. Furthermore, while some of these items have been periodically reported in Tellabs, Inc.’s statements of income, including significant restructuring and other charges, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management.

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 21, 2008, our management committed to a plan to improve gross profit margins and reduce operating expenses. We expect to record charges during 2008 in the range of $12 million to $14 million of which approximately $6 million to $7 million will be for workforce reductions of approximately 225 employees and $6 million to $7 million will be for facility and asset related charges. Estimated cash payments under the plan are in the range of $11 million to $12 million. We anticipate a first quarter 2008 charge of approximately $8 million.

Through this restructuring plan, the restructuring plan announced in September 2007 for a workforce reduction of 125 employees, and other cost saving initiatives, we expect to achieve $100 million in savings by the end of 2008. Reductions will include $75 million from annual operating expenses and $25 million from overhead costs of products and services.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs related to the above-described restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, our ability to implement the contemplated workforce reductions; possible changes in the amount and nature of the expected costs and charges; and general economic conditions. More information about potential factors that could affect our business and financial results is included in the “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended December 29, 2006 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007. Our actual future results could differ materially from those predicted in such forward-looking statements. In light of the foregoing risks, uncertainties and other factors, investors should not place undue reliance on forward-looking statements in determining whether to buy, sell or hold any of our securities. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of our business. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to future results over time.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Tellabs, Inc., dated January 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Tom Minichiello
Tom Minichiello
Vice President of Finance and Chief Accounting Officer
(Principal Accounting Officer and duly authorized officer)

January 22, 2008

(Date)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Tellabs, Inc., dated January 22, 2008.